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                                                                 EXHIBIT (d)(6)


                         TRIANGLE PHARMACEUTICALS, INC.

                            INVESTOR RIGHTS AGREEMENT

         THIS INVESTOR RIGHTS AGREEMENT (the "RIGHTS AGREEMENT") is entered into as of the 9th day of December, 2002, by and among TRIANGLE PHARMACEUTICALS, INC., a Delaware corporation (the "COMPANY") and GILEAD SCIENCES, INC., a Delaware corporation (the "PURCHASER").

                                    RECITALS

         WHEREAS, the Company will issue to the Purchaser a Convertible Note (as defined below) which is convertible into Common Stock of the Company; and

         WHEREAS, in order to induce the Purchaser to purchase the Note, the Company has agreed to provide the registration rights set forth in this Rights Agreement for the benefit of the Purchaser.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Rights Agreement and the Note, the parties mutually agree as follows:

SECTION 1. GENERAL.

         1.1 DEFINITIONS. As used in this Rights Agreement the following terms shall have the following respective meanings:

         "APPROVED MARKET" means the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq Small Cap Market.

         "COMMON STOCK" means the Company's Common Stock, $0.001 par value.

         "CONVERSION SHARES" means the shares of the Company's Common Stock issuable upon conversion of the Convertible Note.

         "CONVERTIBLE NOTE CLOSING DATE" means the date of the closing of the sale of the Convertible Note.

         "CONVERTIBLE NOTE" means the Company's 7.50% Convertible Promissory
Note.

         "DERIVATIVE TRANSACTIONS" shall mean derivative, hedging or similar transactions.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FILING DATE" shall have the meaning set forth in Section 2.2(a).

         "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which

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permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         "HOLDER" means any person owning of record any shares of the Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

         "PURCHASER" means the Purchaser and its transferees and assigns.

         "PURCHASER SECURITIES" means the Registrable Securities and the Convertible Note.

         "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration (including a shelf registration) effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or documents.

         "REGISTRABLE SECURITIES" shall mean (i) the Conversion Shares, (ii) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the foregoing, and (iii) other securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of the securities referred to in the preceding clauses. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) sold in a private transaction in which the transferor's rights under Section 2 of this Rights Agreement are not assigned or (iii) held by a Holder whose registration rights have terminated or expired under Section 2.6 hereof.

         "REGISTRATION EXPENSES" shall mean all expenses (other than Selling Expenses) incurred by the Company in complying with Section 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed Thirty Thousand Dollars ($30,000) of a single special counsel for the Holders of Registrable Securities, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

         "REGISTRATION STATEMENT" shall have the meaning set forth in Section
2.2.

         "SEC" or "COMMISSION" means the Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SELLING EXPENSES" shall mean all (i) underwriting discounts and selling commissions applicable to the sale of Registrable Securities, (ii) stock transfer taxes and (iii) the costs, fees and expenses of any accountants, attorneys (other than the reasonable fees and disbursements of a single special counsel for the Holders (not to exceed $15,000) which are Registration Expenses) or other expert retained by the Holders.

         "TRANSACTION DOCUMENTS" means the Convertible Note and this Rights Agreement.

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SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

         2.1 RESTRICTIONS ON TRANSFER.

                (a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until:

                     (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                     (ii) The disposition is made under Rule 144 under the Securities Act or its equivalent; or

                     (iii) (A) The transferee has agreed in writing to be bound by the terms of this Rights Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company upon the written advice of counsel to the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act.

                     (iv) Notwithstanding the provisions of paragraphs (i), (ii) and (iii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, or to a wholly-owned subsidiary or an affiliate of such corporation (the term "AFFILIATE" being defined herein as any other person or entity directly or indirectly controlling, controlled by or under common control with such person or entity, with "CONTROL" meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities or voting interests, by contract or otherwise), (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to such Holder's family member or trust for the benefit of an individual Holder, provided any such transferee will be subject to the terms of this Rights Agreement to the same extent as if he were an original Holder hereunder.

                (b) Each certificate representing Registrable Securities shall (unless the Registration Statement (as defined below) has been declared effective by the SEC at the time issuance thereof) be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

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                (c) The Company agrees to reissue certificates for Registrable
Securities without the legend set forth above (A) upon the effectiveness of the Registration Statement or (B) within three (3) trading days of receipt of a written request from the Purchaser, which request shall include such information as is reasonably necessary for the Company and its counsel to determine that such Registrable Securities (i) have been sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Securities Act,
(ii) have been sold pursuant to an effective registration statement, (iii) may be sold pursuant to Rule 144(k), or (iv) have been sold in compliance with Rule 144.

                (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

                (e) Holder agrees to only dispose of the Registrable Securities pursuant to the Registration Statement (as defined below) or an exemption from applicable securities law registration requirements, and otherwise in compliance with any other applicable rule, regulation or law.

                (f) Subject to compliance with applicable law, nothing in this Rights Agreement will restrict any Holder from engaging in Derivative Transactions with respect to the Purchaser Securities. Furthermore, nothing herein shall limit the right of any Holder to pledge the Purchaser Securities pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws.

         2.2 REQUIRED REGISTRATION. The Company shall use its best efforts to effect the registration of the Registrable Securities (including without limitation the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable Blue Sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) reasonably requested by a Holder and in all U.S. jurisdictions. Such best efforts by the Company shall include the following:

                (a) The Company shall, as expeditiously as reasonably possible after the first date upon which the Convertible Promissory Note is convertible under its terms:

                     (i) But in any event within fifteen (15) days thereafter (the "FILING DATE"), prepare and file a shelf registration statement with the Commission on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act) covering the sale from time to time by each Holder of any Registrable Securities (such registration statement, including any amendments or supplements thereto and prospectuses contained therein, and any additional registration statement(s) as may be necessary to permit the disposition of all Registrable Securities, is referred to herein as the "REGISTRATION STATEMENT"), which Registration Statement, to the extent allowable under the Securities Act and the rules promulgated thereunder (including

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Rule 416), shall also cover such number of additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar events. The number of shares of Common Stock initially included in the initial Registration Statement shall not exceed the number of shares allowed under Rule 415; PROVIDED that such number of shares of Common Stock shall be not less than the number of shares of Common Stock into which the Convertible Note and any interest that may accrue during the term thereof may be converted. Thereafter, the Company shall use its best efforts to cause such Registration Statement to be declared effective as soon as practicable. The Company shall provide each Holder and its legal counsel reasonable opportunity, but not less than three (3) full business days, to review the Registration Statement or amendment or supplement thereto prior to filing. Without limiting the foregoing, the Company will promptly respond to all SEC comments, inquiries and requests and shall provide each Holder with copies of all correspondence in connection therewith, and shall request acceleration of effectiveness at the earliest practicable date.

                     (ii) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement, or prepare and file such additional registration statements, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and promptly notify each Holder of the filing and effectiveness of such Registration Statement and any amendments or supplements or additional registration statements.

                     (iii) After the registration, furnish to each Holder such numbers of copies of a current prospectus conforming with the requirements of the Securities Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder.

                     (iv) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of all U.S. jurisdictions; PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                     (v) Notify each Holder immediately of the happening of any event as a result of which the prospectus (including any supplements thereto or thereof and any information incorporated or deemed to be incorporated by reference therein) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus.

                     (vi) Notify each Holder immediately of the issuance by the SEC or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

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                     (vii) Use its best efforts to list the Registrable
Securities covered by such Registration Statement with all securities exchange(s) and/or markets on which the Common Stock is then listed and prepare and file any required filings with the National Association of Securities Dealers, Inc. or any exchange or market where the Common Stock is then traded.

                     (viii) If applicable, take all steps necessary to enable each Holder to avail itself of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Securities Act.

                (b) The Company shall supplement or amend the Registration Statement or cause the related prospectus to be amended or supplemented if required under the Securities Act or by the rules, regulations or instructions applicable to the registration form used for such Registration Statement or with respect to updated information about the Purchaser of Registrable Securities, use its best efforts to cause any such amendment to become effective and such Registration Statement or related prospectus to become usable as soon as practicable thereafter and promptly furnish to each Holder of Registrable Securities included in the Registration Statement copies of any such supplement or amendment.

                (c) Holder of Registrable Securities agrees, by acquisition of such Registrable Securities that, upon actual receipt of any notice from the Company pursuant to Section 2.2(a)(v) or Section 2.5(e), such Holder will immediately discontinue any sales of such Registrable Securities (a "SUSPENSION") until such Holder's receipt of an amended Registration Statement, supplemented or amended prospectus thereunder, or until it is advised in writing by the Company that the use of the applicable Registration Statement may be resumed. Notwithstanding the foregoing, such Holder shall not be prohibited from selling Registrable Securities under the Registration Statement as a result of Suspensions on more than two (2) occasions in any twelve (12) month period, each such Suspension lasting no longer than the lesser of (a) sixty (60) days and (b) the period commencing on the first day of such Suspension and ending on the day on which a shareholder of the Company other than such Holder has the ability to sell securities of the Company under an effective Registration Statement on Form S-3), unless, in the good faith judgment of the Company's Board of Directors, upon written advice of counsel to the Company, the sale of Registrable Securities under the Registration Statement in reliance on this paragraph would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in potential liability to the Company.

         2.3 VOLUME LIMITATIONS ON TRANSFERS. The Holder expressly covenants and agrees not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of (such event, a "Transfer"), directly or indirectly, a number of Registrable Securities greater than three percent (3%) of the outstanding shares of Company common stock per calendar quarter, measured as of the first day of such calendar quarter; provided however, that, subject to compliance with applicable securities laws, such Holder shall be permitted to Transfer, in one or more private transactions, a "block" (as such term is defined in Rule 10b-18(a) of the Exchange Act) of Registrable Securities without violating the provisions of this Section 2.3.

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         2.4 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with the Registration Statement herein shall be borne by the Company. All Selling Expenses incurred in connection with the Registration Statement shall be borne by the Holders pro rata on the basis of the number of shares sold.

         2.5 OBLIGATIONS OF THE COMPANY. Without limiting the requirements of
Section 2.2, the Company shall:

                (a) Keep the Registration Statement effective for up two (2) years or, if earlier, (i) until each Holder has completed the distribution related thereto, or (ii) the date on which the Registrable Securities may be resold by each Holder without restriction by the volume limitations of Rule 144(e) under the Securities Act.

                (b) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement.

                (c) Furnish to each Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities being registered by them.

                (d) Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by such Holder.

                (e) Notify each Holder covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly file, and use its best efforts to cause to become effective, an amendment to such registration statement to cause the Registration Statement not to include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         2.6 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect seven
(7) years after the Convertible Note Closing Date. Notwithstanding the foregoing, each Holder's registration rights shall expire if (i) all Registrable Securities held by and issuable to such Holder may be sold under Rule 144(k) under the Securities Act.

         2.7 FURNISHING INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2 that a Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended

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method of disposition of such securities as shall be required to effect the registration of Registrable Securities.

         2.8 INDEMNIFICATION.

                (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, affiliates, directors and legal counsel of such Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act (each, a "HOLDER INDEMNIFIED PERSON"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by the Registration Statement; and the Company will reimburse (as and when incurred from time to time) each Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action or enforcing the provisions of this Section 2.8; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder Indemnified Person.

                (b) To the extent permitted by law, each Holder will, indemnify and hold harmless the Company, each of its directors, its officers, affiliates and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, and any underwriter (each, a "COMPANY INDEMNIFIED PERSON" and, together with the Holder Indemnified Persons, "INDEMNIFIED PARTY") against any losses, claims, damages or liabilities to which the Company or any such director, officer, affiliate, controlling person or underwriter may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with the Registration Statement; and the Purchaser will reimburse (as and when incurred from time to time) any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement

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contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; PROVIDED FURTHER, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder.

                (c) Promptly after receipt by an Indemnified Party under this
Section 2.8 of notice of the commencement of any action (including any governmental action), such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an Indemnified Party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if the Indemnified Party determines that representation of such Indemnified Party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding or if the counsel retained by the indemnifying party fails to assume the representation of the Indemnified Party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, shall not relieve such indemnifying party of any liability to the Indemnified Party under this Section 2.8, except to the extent that the indemnifying party is materially prejudiced by such delay, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any Indemnified Party otherwise than under this Section 2.8.

                (d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                (e) The obligations of the Company and each Holder under this
Section 2.8 shall survive completion of any offering of Registrable Securities in the Registration Statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the

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consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         2.9 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by the Purchaser to any transferee or assignee of Registrable Securities which (i) is a person or entity which holds Registrable Securities, as the case may be, pursuant to a transfer permitted by Section 2.1, or (ii) acquires at least one million (1,000,000) shares of Registrable Securities (as adjusted for stock splits and combinations).

         2.10 RULE 144 REPORTING. With a view to making available to the Purchaser the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

                (c) So long as Purchaser owns any Registrable Securities, furnish to the Purchaser forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3. MISCELLANEOUS.

         3.1 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS RIGHTS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE. EACH OF THE PARTIES HEREBY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION AND WAIVE ANY OBJECTION AS TO VENUE IN EITHER (I) THE STATE OF DELAWARE OR (II) THE COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS RIGHTS AGREEMENT.

         3.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the

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transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         3.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; PROVIDED, HOWEVER, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         3.4 ENTIRE AGREEMENT. The Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

         3.5 SEVERABILITY. In case any provision of this Rights Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         3.6 AMENDMENT AND WAIVER. Except as specifically set forth below, any provision of this Rights Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

         3.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to the Purchaser, upon any breach, default or noncompliance of the Company under this Rights Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on the Purchaser's part of any breach, default or noncompliance under this Rights Agreement or any waiver on Purchaser's part of any provisions or conditions of this Rights Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Rights Agreement, by law, or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

         3.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, or (v) if earlier, upon receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature page hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

         3.9 ATTORNEYS' FEES. In the event that any dispute among the parties to this Rights Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Rights Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         3.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Rights Agreement are for convenience of reference only and are not to be considered in construing this Rights Agreement.

         3.11 COUNTERPARTS. This Rights Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

         COMPANY:                                                     PURCHASER:

         TRIANGLE PHARMACEUTICALS, INC.                               GILEAD SCIENCES, INC.


         By: /s/ DANIEL G. WELCH                                      By: /s/ JOHN C. MARTIN
            -----------------------------------                          -----------------------------------
         Name: Daniel G. Welch                                        Name: John C. Martin
         Title: Chairman and CEO                                      Title: Chief Executive Officer

         Address/Telephone/Facsimile:                                 Address/Telephone/Facsimile:
         4 University Place                                           333 Lakeside Drive
         4611 University Place                                        Foster City, CA 94404
         Durham, NC 27707                                             Tel: (650) 574-3000 Fax: (650) 578-9264
         Tel: (919) 493-5980 Fax: (919) 493-5925




                               SIGNATURE PAGE FOR
                            INVESTOR RIGHTS AGREEMENT